MORTGAGE AND SECURITY AGREEMENT

Dated as of December 17, 2008

from

Palomar Medical Technologies, Inc.

a Delaware corporation

                                                                               as Mortgagor

to

RBS CITIZENS, NATIONAL ASSOCIATION

                                                                               as Mortgagee

TABLE OF CONTENTS

PAGE

INTRODUCTION AND PARTIES	1

RECITALS	1

GRANTING CLAUSE	1

I.	REPRESENTATIONS AND WARRANTIES

1.01	Title	4
1.02	Hazardous Substances	4

II.	AFFIRMATIVE COVENANTS

2.01	Compliance with Laws; Etc.	5
2.02	Maintenance and Repair	6
2.03	Alterations	6
2.04	Insurance	6
2.05	Damage or Condemnation	9
2.06	Application of Insurance Proceeds
and Condemnation Awards	9
(a)	Mortgagee Election	9
(b)	Application to Restoration	10
(c)	Permits; Plans; Contracts	10
(d)	Payment of Deficiency	11
2.07	Taxes and Impositions; Mechanics’ Claims	11
2.08	Tax Escrow	12
2.09	Financial Statements	12
2.10	Security Agreement	13
2.11	Visitation	14
2.12	Litigation Affecting Mortgaged Property	15
2.13	Indemnification	15
2.14	Actions By Mortgagee to Preserve Mortgaged Property	15
2.15	Estoppel Certificates	16
2.16	Payment and Performance of Secured Obligations	16

III.	NEGATIVE COVENANTS

3.01	Transfers; Liens; Leases	17
3.02	Modifications to Property Restrictions	17
3.03	Hazardous Substances	17
3.04	Indebtedness	17

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IV.	EVENTS OF DEFAULT; REMEDIES

4.01	Events of Default	17
4.02	Remedies	20
(a)	Primary Remedies	20
(b)	Receiver	22
(c)	Environmental Site Assessments	22
(d)	Right of Set-Off	23
(e)	Sales by Parcels	23
(f)	Effect of Sale	23
(g)	Eviction of Mortgagor After Sale	24
(h)	Insurance Policies	24
4.03	Application of Proceeds	24
4.04	Right to Sue Without Prejudice	25
4.05	Power to Modify Documents	25
4.06	Remedies Cumulative	25
(a)	Generally	25
(b)	Other Security	26
4.07	Waiver of Stay, Extension, Moratorium Laws	26

V.	MISCELLANEOUS

5.01	Security and Priority of Advances	26
(a)	Loan Advances	26
(b)	Other Advances	27
5.02	Changes in Tax Law	27
5.03	Further Assurances	27
(a)	Generally	27
(b)	Filings	27
5.04	Amendments, Waivers	27
5.05	No Implied Waiver	28
5.06	Notices	28
5.07	Expenses; Taxes; Attorneys’ Fees	28
5.08	Assignment of Leases	29
5.09	Jurisdiction; Etc.	29
5.10	Interpretation	29
5.11	Invalidity of Certain Provisions	30
5.12	Severability	30
5.13	Governing Law	30
5.14	Time of Essence; Duration; Survival	30
5.15	Successors and Assigns	30
5.16	Usury	30
5.17	Jurisdiction and Venue	31
5.18	Defined Terms	32
5.19	Statutory Condition and Statutory Power of Sale	32

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Exhibit A - Legal Description

Exhibit B - UCC Information

-iii-

MORTGAGE AND SECURITY AGREEMENT

(“Mortgage”)

GRANTING CLAUSE

Palomar Medical Technologies, Inc., a Delaware corporation duly organized and existing according to law, and having an office at 82 Cambridge Street, Burlington, Massachusetts 01803 (“Mortgagor”), FOR CONSIDERATION PAID, and with Mortgage Covenants, hereby grants, bargains, sells, mortgages, transfers, conveys, assigns and warrants to RBS CITIZENS, NATIONAL ASSOCIATION, a national banking association having an office at 28 State Street, Boston, Massachusetts 02109 (“Mortgagee”) to secure payment of: (i) THIRTY MILLION and 00/100 DOLLARS ($30,000,000), with interest and any other charges thereon, payable as provided in that certain promissory note of even date herewith made by Mortgagor to Mortgagee (as the same may be extended, renewed, refinanced, refunded, amended, modified or supplemented from time to time, and any replacement or successor note, the “Note”), and (ii) and any and all other or future indebtedness and liabilities of Mortgagor under the Note or the other Loan Documents (as defined herein) and also to secure the performance of all covenants and agreements contained herein or in the other Loan Documents, all of Mortgagor’s estate, right, title, interest, property, claim and demand, now owned or held or hereafter acquired or arising, in and to the following property and rights (collectively, the “Mortgaged Property”):

(a)       the lands and premises more particularly described in Exhibit A hereto, together with all and singular the tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining, and also (i) any land lying within the right-of-way of any streets, open or proposed, adjoining the same, (ii) any easements, rights-of-way and rights used in connection therewith or as a means of access thereto, and (iii) any and all sidewalks, alleys, strips and gores of land adjacent thereto or used in connection therewith (all of the foregoing being hereinafter collectively called the “Land”);

(b)       all buildings, structures and other improvements now or hereafter erected or placed on the Land (collectively, the “Improvements”);

(c)       all machinery, apparatus, equipment, fittings, fixtures, goods, chattels and other articles of personal property now or hereafter located on, attached to or used in connection with the Land or the Improvements (other than showroom furniture, or decorations or other personal property used in the operation of the business conducted on the Land), and all replacements thereof, additions thereto and substitutions therefor (all of the foregoing, being hereinafter collectively called the “Equipment”), together with all deposits or payments made on any Equipment in connection with the conditional purchase thereof and all leases by Mortgagor as lessee of Equipment;

(d)       all licenses, permits, authorizations and agreements from Governmental Authorities (as defined in Section 1.02) relating to the ownership, construction, occupancy, operation, management or use of the Land, the Improvements or the Equipment;

(e)       all contracts, leases, licenses and agreements now or hereafter relating to the ownership, design, construction, occupancy, operation, management or use of the Land, the Improvements or the Equipment;

(f)        all the remainder or remainders, reversion or reversions, rents, revenues, issues, profits, royalties, income and other benefits derived from any of the foregoing, all of which are hereby assigned to Mortgagee, who is hereby authorized to collect and receive the same, to give proper receipts and acquittances therefor and to apply the same to the payment of the Secured Obligations, notwithstanding the fact that the same may not then be due and payable, subject, however, to the right of Mortgagor to receive and use the same unless and until an Event of Default (as defined in Section 4.01) shall occur;

(g)       all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including all proceeds of the insurance required to be maintained by this Mortgage, all awards or other compensation heretofore or hereafter made to Mortgagor as the result of any Condemnation (as defined in Section 2.05), all awards for changes of the grades of streets and all awards for severance damages, all of which are hereby assigned to Mortgagee, who is hereby authorized to collect and receive the proceeds thereof, to give proper receipts and acquittances therefor and, subject to Section 2.06, to apply the same to the payment of the Secured Obligations, notwithstanding the fact that the same may not then be due and payable;

(h)       any monies deposited with Mortgagee pursuant to the terms hereof or of any of the other Loan Documents (as hereinafter defined);

(i)        all equipment, inventory, accounts, contract rights, general intangibles, instruments, documents and chattel paper (as those terms are defined in the Uniform Commercial Code) of Mortgagor other than showroom furniture, or decorations or other personal property used in the operation of the business conducted on the Land; and

(j)	all proceeds, both cash and non-cash, of any and all of the foregoing.

TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee, its successors and assigns, forever; and Mortgagor covenants that Mortgagor is lawfully seized and possessed of the Mortgaged Property and holds marketable fee simple absolute title to the same and has good right to convey the Mortgaged Property and that the conveyances in this Mortgage are subject to only the Permitted Encumbrances (as defined in Section 1.01 hereof). Except for the Permitted Encumbrances, Mortgagor does warrant and will forever defend the title to the Mortgaged Property against the claims of all persons whomsoever.

This Mortgage is given to secure the payment and performance of the following described indebtedness and obligations (hereinafter collectively referred to as the “Secured Obligations”):

(a)	The debt evidenced by the Note;

(b)       The full and prompt payment and performance of all of the provisions, agreements, covenants and obligations herein contained and contained in any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced by the Note, the Loan Agreement of even date entered into by the Mortgagor and the Mortgagee, this Mortgage, the Collateral Assignment of Leases and Rents of even date executed by the Mortgagor, the Indemnity Agreement Regarding Hazardous Materials of even date executed by the Mortgagor, (such other agreements, documents and instruments executed in connection with the foregoing, together with any and all renewals, amendments, extensions and modifications thereof the “Loan Documents”), and the payment of all other sums therein covenanted to be paid;

(c)       Any and all additional advances made by Mortgagee to complete the Improvements or to protect or preserve the Mortgaged Property or the security interest created hereby on the Mortgaged Property, or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of Mortgagor’s obligations hereunder or under the other Loan Documents or for any other purpose provided herein or in the other Loan Documents (whether or not the original Mortgagor remains the owner of the Mortgaged Property at the time of such advances); and

(d)       Any and all other indebtedness, however incurred, which may now or hereafter be due and owing from Mortgagor to Mortgagee, now existing or hereafter coming into existence, however and whenever incurred or evidenced, direct or indirect, absolute or contingent, or due or to become due, and all renewals, modifications, consolidations and extensions thereof.

Mortgagor hereby agrees with Mortgagee as follows:

ARTICLE I

REPRESENTATIONS AND WARRANTIES

Mortgagor represents and warrants to Mortgagee that:

1.01    Title. Mortgagor (a) has good and marketable title to the Land and the Improvements and has good title to all Equipment and other property and rights comprising the Mortgaged Property, subject to no mortgage, lien, pledge, charge, security interest or other encumbrance or adverse claim of any nature except Permitted Encumbrances (as defined in this Section 1.01), and (b) has full power and lawful authority to grant, bargain, sell, convey, warrant, assign, transfer, mortgage, pledge, grant a security interest in, set over and confirm unto Mortgagee, and its successors and assigns, the Mortgaged Property as herein provided. During the term of this Mortgage, Mortgagor will warrant and defend the title to the Mortgaged Property and the validity and first priority of the lien or estate, and the security interest, created hereby against the claims and demands of all persons whomsoever. As used herein the term “Permitted Encumbrances” means (i) the easements, rights of way and other exceptions set forth in Schedule B-I of the title policy insuring the lien of this Mortgage and (ii) any Impositions (as defined in Section 2.07) which are not due and payable.

1.02.    Hazardous Substances. To the best of Mortgagor’s knowledge, except for “Permitted Substances” (as defined in the Environmental Indemnity Agreement) and except as specifically described in the Report (as defined in the Environmental Indemnity Agreement), the Mortgaged Property does not contain (a) any hazardous wastes, hazardous substances, hazardous materials, toxic substances, hazardous air pollutants or toxic pollutants, as those terms are used in, defined in or listed under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, and any applicable state or local statutes, including Mass. Gen. Law §21E or in any regulations promulgating pursuant thereto as such statutes and regulations have been or may be amended from time to time, or in any other applicable Law, including without limitation those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency or the list of toxic pollutants designated by Congress or said agency, or (b) any petroleum products, including without limitation, gasoline, diesel fuel, fuel oil, heating oil, kerosene, naphtha, benzene, lubricating oil, motor oil, used oil and waste oil, asbestos and materials containing asbestos, lead paint and polychlorinated biphenyls (“PCBs”) (all of the foregoing in clauses (a) and (b) being herein collectively called “Hazardous Substances”). Mortgagor has not received, handled, used, stored, treated, shipped or disposed of any Hazardous Substances, except for Permitted Substances. Except as specifically described in the Report, no release or threatened release of Hazardous Substances has occurred on, at, under, about, in or from the Mortgaged Property. To the best of Borrower’s knowledge, there is no civil, criminal or administrative action, suit, demand, claim, hearing, lien, request for information, notice or demand letter, notice of violation, citation, penalty, investigation or proceeding pending or threatened with respect to the condition, use or occupancy of the Mortgaged Property which relates to Hazardous Substances or any Law referred to in this Section 1.02.

As used herein the term “Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, policy, order, injunction, writ, decree or award of, or permit, approval or license granted by, any Governmental Authority, now or hereafter in effect, including without limitation those relating to zoning, subdivision, Hazardous Substances, building, safety, fire protection, accessibility to, usability by or discrimination against disabled individuals, or environmental, health or safety matters. As used herein the term “Governmental Authority” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

ARTICLE II

AFFIRMATIVE COVENANTS

Mortgagor covenants to Mortgagee as follows:

2.01.    Compliance with Laws; Etc. Mortgagor shall comply with and shall cause all tenants and occupants to comply with all Laws and all private covenants which at any time are applicable to the Mortgaged Property, operations of and construction on the Mortgaged Property or the Mortgagor, and shall comply with the requirements of all policies of insurance required by this Mortgage or the other Loan Documents and of the insurers under such policies. Mortgagor shall make any replacements, alterations or improvements to the Mortgaged Property as may be required by Law or such requirements even if unforeseen and/or extraordinary. Mortgagor shall have the right, after prior written notice to Mortgagee, to contest by appropriate legal proceedings diligently conducted in good faith, without cost or expense to Mortgagee, the validity or application of any Law which does not subject Mortgagee to any criminal or civil liability, and Mortgagor may delay compliance with such Law until final determination of such proceeding if compliance with such Law may legally be delayed until, and such proceedings shall conclusively operate to prevent the enforcement of such Law prior to, such final determination; provided, however, that, if in the judgment of Mortgagee any lien or charge against the Mortgaged Property would reasonably be incurred by reason of such delay, Mortgagor shall furnish to and maintain with Mortgagee security, at all times satisfactory to Mortgagee, to assure the discharge of such lien or charge. Mortgagor shall keep, or cause to be kept, in full force and affect all licenses, permits and governmental authorizations and agreements necessary or desirable for the ownership, construction, occupancy, operation, management or use of the Mortgaged Property. Mortgagor shall preserve and maintain unimpaired any and all easements, rights of way, appurtenances and other interests and rights constituting any portion of the Mortgaged Property and shall timely perform all obligations of Mortgagor thereunder.

2.02.    Maintenance and Repair. Mortgagor shall not abandon or cause or permit any waste to the Improvements or the Equipment, shall maintain the Improvements and the Equipment in good repair, working order and condition, except for reasonable wear and use, shall maintain the Improvements and the Equipment in compliance with all Laws, and shall restore, replace or rebuild the Improvements and the Equipment or any part thereof now or hereafter damaged or destroyed by any casualty (whether or not insured against or insurable) or affected by any Condemnation with Improvements or Equipment of equivalent value and utility, whether or not the proceeds of insurance required hereunder or the award payable in respect of such Condemnation are sufficient for the purpose or are available to Mortgagor pursuant to Section 2.06 for the purpose. All repairs, replacements, restorations, alterations and improvements to the Mortgaged Property required by Section 2.01 or this Section 2.02 or permitted by Sections 2.03 or 2.06 shall be promptly performed in a good and workmanlike manner in compliance with all applicable Laws, private covenants and insurance requirements, and shall be subject to the terms and conditions set forth in Section 2.06(c) as if such repair, replacement, restoration, alteration or improvement were a restoration thereunder.

2.03.    Alterations. Mortgagor shall not permit the Improvements or the Equipment to be removed, demolished or materially altered, provided, however, that Mortgagor (i) shall make any replacements, alterations or improvements which are required by Law; (ii) may remove worn out Equipment if the same is concurrently replaced with Equipment of equivalent value and utility; (iii) may perform the build out of the showroom as described to the Mortgagee; and (iv) may make qualitative improvements provided the same are performed in a good and workmanlike manner, are of a quality at least equal to that of the Improvements and do not adversely impact the structure or mechanical systems of the Project.

2.04.    Insurance. Mortgagor shall maintain and keep in effect the following policies of insurance in addition to any insurance coverages required under the Existing Leases (as defined below):

(a)       during the course of construction of the Project or any other construction or repair of Improvements or Equipment on the Mortgaged Property, (i) builder’s risk insurance (on a completed value, non-reporting basis) against “all risks of physical loss”, including collapse and transit coverage, with deductibles not to exceed $10,000, in non-reporting form, covering the total replacement cost of work performed and equipment, supplies and materials furnished in connection with such construction or repair of Improvements or Equipment, together with “soft cost” endorsements and such other endorsements as Mortgagee may require, and (ii) worker’s compensation, employer’s liability and all other statutory forms of insurance now or hereafter required by Law covering all persons employed in connection with such construction or repair of the Improvements in such limits as may be required by Law or as Mortgagee may otherwise require;

(b)       policies of insurance against loss or damage to the Improvements and the Equipment by or from fire, lightning, windstorm, explosion, riot, riot attending a strike, civil commotion, aircraft and vehicles, smoke and such other hazards as are presently included in the so-called “fire and extended coverage” insurance; vandalism, malicious mischief and such other hazards as are presently included in the so-called “all risks to physical loss” insurance; and such other insurable hazards, including flood, as, under good insurance practices, from time to time are insured against for improvements and equipment having similar functions and uses in the area where the Improvements and Equipment are located, in an amount which shall not be less than the greater of (i) 100% of the “full replacement cost” of the Improvements and the Equipment, without deduction for physical depreciation, or (ii) an amount sufficient to prevent Mortgagee and Mortgagor from becoming co-insurers within the terms of the applicable policies; the term “full replacement cost” shall mean the actual cost of replacing the Improvements and the Equipment, exclusive of the cost of excavations, foundations and footings, and shall be determined from time to time at the request of Mortgagee (but not more frequently than once in any 12 calendar months) at the expense of Mortgagor, by an insurer or by an appraiser, engineer, architect or contractor designated by Mortgagor and approved by Mortgagee;

(c)       insurance against loss or damage to the major components of the air conditioning and heating systems, fly-wheels, steam pipes, steam turbines, steam engines, steam boilers, other pressure vessels, high pressure piping and machinery and elevators and escalators, if any, as are installed in the Improvements, including insurance against physical damage to the Improvements and the Equipment arising out of an accident covered thereunder and against loss of occupancy or use arising from breakdown of any of the foregoing, in such amounts as are satisfactory to Mortgagee;

(d)       comprehensive general liability insurance on an “occurrence basis” against claims for bodily injury, death or property damage occurring on or about the Mortgaged Property (including elevators and escalators, if any) and on or in the streets adjoining the same, to afford protection in a “single limit” of not less than $10,000,000 in the event of bodily injury to or death of any number of persons or of damage to property arising out of one occurrence;

(e)       if the Land or any part thereof is situated in an area designated by the Federal Emergency Management Agency (or any successor thereto) as an area of special flood hazard for purposes of the National Flood Insurance Program, such policies of flood insurance as Mortgagee shall request, so as to enable Mortgagee to be in compliance with all Laws with respect to flood insurance coverage for the Mortgaged Property from time to time applicable to Mortgagee; and

(f)        such other insurance with respect to the Mortgaged Property in such amounts as may from time to time be required by Mortgagee against other insurable hazards or casualties which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height and type of buildings and improvements, their construction, location, use and occupancy.

All policies of insurance shall be subject to the approval of Mortgagee as to insurance companies, amounts, expiration dates, form and content and shall name Mortgagee as a loss payee. All policies of insurance maintained by Mortgagor pursuant to clauses (a) and (b) shall contain the “replacement cost endorsement”. All policies of insurance covering risks of physical loss shall provide that losses thereunder shall be payable to Mortgagee pursuant to a standard first mortgagee endorsement, without contribution, substantially equivalent to a “New York” style standard mortgagee endorsement. Prior to the expiration of any policy of insurance, Mortgagor shall furnish Mortgagee with evidence satisfactory to Mortgagee of the payment of the premium for, and the reissuance of a policy continuing, such insurance as required by this Mortgage. All policies of insurance shall contain an endorsement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of Mortgagor which might otherwise give rise to a defense by the insurer to its payment for such loss and a waiver by the insurer of all rights of subrogation to any rights of Mortgagee and of all rights of setoff, counterclaim or deduction against the insureds. All policies of insurance shall also contain a provision to the effect that any cancellation of or amendment to such insurance, including any reduction in the scope or limits of coverage, shall not be effective as to Mortgagee without at least 15 days’ prior written notice to Mortgagee. Mortgagor shall not take out separate insurance with respect to the Mortgaged Property concurrent in form or contributing in the event of loss with that required by this Mortgage unless the same shall contain a standard non-contributory lender’s loss payable endorsement in favor of and in scope and form satisfactory to Mortgagee.

All policies of insurance required by this Instrument shall be issued by companies licensed to do business in the state where the policy is issued and also in the Commonwealth of Massachusetts and having a rating in Best’s Key Rating Guide of at least “A” and a financial size category of at least “VIII.”

2.05.    Damage or Condemnation. In the event of any damage to or destruction of the Improvements or the Equipment or any part thereof as a result of any casualty (“Damage”), or in the event the Land, the Improvements or the Equipment or any part thereof are taken or damaged as the result of the exercise of the power of eminent domain or as the result of any other governmental action for which compensation shall be given by any Governmental Authority (“Condemnation”), or if Mortgagor shall receive any notice or advice of any Condemnation proceedings, Mortgagor shall give prompt notice thereof to Mortgagee. Mortgagee shall have the right, and is hereby authorized and empowered and irrevocably appointed attorney-in-fact of Mortgagor, to settle, adjust or compromise any claims by any insureds for Damage under any policy or policies of insurance required to be maintained by this Mortgage, or any claims for awards or other compensation payable in connection with any Condemnation.

2.06.	Application of Insurance Proceeds and Condemnation Awards.

(a)       Mortgagee Election. All proceeds of the insurance required to be maintained by this Mortgage (including proceeds of business interruption or loss of rental value insurance) payable in connection with any Damage, and all awards or other compensation payable in connection with any Condemnation, shall be deposited with Mortgagee, except that any such proceeds or awards or other compensation aggregating less than $10,000.00 shall not be required to be so deposited, provided such proceeds or awards or compensation are applied by Mortgagor (x) to the payment of the Secured Obligations in such order as Mortgagee shall determine or (y) to the payment of the costs of restoring the Improvements and Equipment so damaged or taken to their value, utility and condition immediately prior to such Damage or Condemnation. In the case where such proceeds or awards or other compensation aggregates $10,000.00 or more, such proceeds or awards or other compensation (after deducting therefrom all costs and expenses, including attorneys’ fees, incurred by Mortgagee in connection with the collection thereof regardless of the particular nature thereof and whether incurred with or without suit) (“Net Proceeds”), shall be applied by Mortgagee at Mortgagee’s option (x) while an Event of Default exists to the payment of the Secured Obligations in such order as Mortgagee shall determine or (y) if an Event of Default does not exist to the payment of the costs of restoring the Improvements and Equipment so damaged or taken to their value, utility and condition immediately prior to such Damage or Condemnation, including the payment of all principal, interest and other charges payable under the Note during the period of any such restoration (the “Restoration Period Debt Service Amount”) as the same becomes due until completion of the restoration, (collectively, “Restoration Costs”); provided, however, (i) the Improvements and Equipment so damaged can be restored substantially to the value, utility and condition thereof immediately prior to such Damage or Condemnation, (ii) the Net Proceeds deposited with Mortgagee, together with such supplemental amounts deposited by Mortgagor with Mortgagee for the purpose, shall be sufficient to pay all Restoration Costs, (iii) in the case of a Condemnation, the Land taken will not materially adversely affect the value or utility of the Property even if the Improvements and Equipment can be restored, (iv) such Damage or Condemnation and the time to complete such restoration shall not materially adversely affect the ability of Mortgagor to pay and perform its obligations under the Note, and the other Loan Documents during such restoration or thereafter.

(b)       Application to Restoration. If Mortgagee elects or is required herein to apply the Net Proceeds to the Restoration Costs, Mortgagor shall deposit with Mortgagee such additional amounts of money as may be necessary so that the Net Proceeds and such additional monies (collectively, “Restoration Funds”) will be sufficient, in the reasonable judgment of Mortgagee, to pay all Restoration Costs during such restoration. Such Restoration Funds will be advanced by Mortgagee from time to time as the restoration work progresses upon the written request of Mortgagor subject to compliance by Mortgagor with such reasonable requirements and conditions as Mortgagee shall impose, such requirements and conditions to be substantially equivalent to those imposed by Mortgagee for advances of loan proceeds under the Loan Agreement and to include those terms and conditions set forth in Section 2.06(c). Mortgagee shall not be required to apply Restoration Funds as aforesaid unless it reasonably determines that the amount thereof remaining after payment of the amount requested will be sufficient to pay the Restoration Costs in full, and Mortgagor shall promptly deposit with Mortgagee the amount of any deficiency, to be held and disbursed by Mortgagee as Restoration Funds in accordance with the provisions of this Section 2.06. Upon completion of such restoration to the satisfaction of Mortgagee and the payment of the Restoration Costs in full, the balance of any Restoration Funds not required to be disbursed shall (i) in the case of a Damage, be disbursed to Mortgagor or as Mortgagor may direct and (ii) in the case of a Condemnation, be applied to the payment of the Secured Obligations in such order as Mortgagee may determine until the same have been paid in full and then to Mortgagor or as Mortgagor may direct.

(c)       Permits; Plans; Contracts. All restoration work following any Damage or Condemnation pursuant to this Mortgage shall be subject to the following additional terms and conditions:

(i)        no work shall be undertaken unless Mortgagor shall have procured and paid for all permits, approvals and authorizations of all Governmental Authorities required in connection with all of the work; and

(ii)      all work involving estimated Restoration Costs of more than $10,000.00 (exclusive of the Restoration Period Debt Service Amount) (x) shall be designed, constructed and completed in accordance with detailed plans and specifications and cost estimates acceptable to Mortgagee and prepared by an architect or engineer selected by Mortgagor and reasonably satisfactory to Mortgagee and (y) if required by Mortgagee shall be performed pursuant to fixed price construction contracts which are secured by payment and performance bonds in the amount of such contracts, such contracts and bonds to be in form and substance, and with contractors and sureties, reasonably satisfactory to Mortgagee and to be executed and delivered prior to the commencement of any of the work.

(d)       Payment of Deficiency. If (i) in the reasonable judgment of Mortgagee the Mortgaged Property cannot be restored substantially to the value, utility and condition thereof immediately prior to such Damage or Condemnation or such restoration cannot be expected to be completed by the Maturity Date and (ii) the Net Proceeds are not sufficient to pay the Secured Obligations in full, Mortgagor shall promptly pay the deficiency.

2.07.    Taxes and Impositions; Mechanics’ Claims. Mortgagor shall pay before any fine, penalty, interest or cost attaches thereto, all taxes and assessments, general and special, all water and sewer rents and all governmental charges and levies of any kind or nature whatsoever, which are now or hereafter assessed or imposed upon the Mortgaged Property or Mortgagor or become due and payable from Mortgagor or create a lien upon the Mortgaged Property (all such taxes, assessments, rents, charges and levies being herein collectively called “Impositions”), as well as all claims for labor, materials or services which, if unpaid, might become a lien thereon (herein collectively called “Mechanics’

Claims”), and shall furnish to Mortgagee, as soon as reasonably possible, official receipts of the appropriate taxing or other authority, or other proof satisfactory to Mortgagee, evidencing the payment of all Impositions; provided, however, that if by law any Imposition is payable, or may at the option of the taxpayer be paid, in installments, Mortgagor may pay the same, or cause the same to be paid, together with any accrued interest on the unpaid balance thereof, in installments as the same become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, and provided, further, that, if Mortgagor (a) contests the validity or amount of any Imposition or Mechanic’s Claim in good faith and by appropriate proceedings that operate to prevent any execution on any portion of the Mortgaged Property, (b) deposits and maintains with Mortgagee a bond or other security satisfactory to Mortgagee in such amount as Mortgagee shall require to assure the discharge thereof, (c) furnishes to Mortgagee an endorsement to Mortgagee’s title insurance policy insuring over such Imposition or Mechanics’ Claim and (d) thereafter diligently proceeds to cause such Imposition or Mechanics’ Claim to be removed, paid or discharged of record, Mortgagor may defer payment thereof during the pendency of such contest.

2.08.    Tax Escrow. While an Event of Default exists, at Mortgagee’s option, Mortgagor shall pay to Mortgagee on the first day of each calendar month a sum equal to one-twelfth (1/12th) of the real estate taxes on the Mortgaged Property required hereby so as to enable Mortgagee to pay the same at least thirty days before they become due. Amounts so paid shall not be trust funds but may at the option of Mortgagee be commingled with general funds of Mortgagee. No interest shall be paid on such amounts. If an Event of Default shall occur, Mortgagee shall have the right to apply any amounts paid to Mortgagee under this Section 2.08 against all or any part of the Secured Obligations. If such real estate taxes shall exceed the amounts paid into escrow under this Section 2.08, Mortgagor shall on demand pay the deficiency. Mortgagor shall furnish to Mortgagee tax bills in sufficient time to enable Mortgagee to pay such taxes before interest and penalties accrue thereon.

2.09.     Security Agreement. This Mortgage is intended to be a mortgage and security agreement and effective as a financing statement under the Uniform Commercial Code of Massachusetts with respect to improvements, fixtures, furnishings, equipment or personal property, if any, located on the Land (exclusive of personal property used in the operation of the business conducted on the Land) and is hereby made and declared to be a security agreement, granting a security interest in and to each and every item of such property included in the Mortgaged Property (hereinafter collectively referred to as the “Collateral”), in compliance with the provisions of the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts. A financing statement or statements reciting this Mortgage to be a security agreement, covering all of the Collateral, shall be executed by Mortgagor and Mortgagee and appropriately filed. The remedies for any violation of the covenants, terms and conditions of the security agreement herein contained shall be (i) as prescribed herein, to the extent enforceable under applicable law, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, all at Mortgagee’s sole election. Mortgagor and Mortgagee agree that the filing of such financing statement(s) in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing this declaration and hereby stated intention of Mortgagor and Mortgagee that everything used in connection with the production of income from the Mortgaged Property and/or adapted for use therein and/or which is described or reflected in this Mortgage, is, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (i) any such item is physically attached to the Land or the Improvements, (ii) serial numbers are used for the better identification of certain items capable of being thus identified in a recital contained herein, or (iii) any such item is referred to or reflected in any such financing statement(s) so filed at any time. Similarly, the mention in any such financing statement(s) of the rights in and to the proceeds of any hazard insurance policy, or any award in eminent domain proceedings for a taking or for loss of value, or Mortgagor’s interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Mortgaged Property, whether pursuant to lease or otherwise, shall never be construed as in any way altering any of the rights of Mortgagee as determined by this instrument or impugning the priority of Mortgagee’s lien granted hereby or by any other recorded document, but such mention in such financing statement(s) is declared to be for the protection of Mortgagee in the event any court shall at any time hold, with respect to any such matter, that notice of Mortgagee’s priority of interest, to be effective against a particular class of persons, must be filed in the Uniform Commercial Code records. Mortgagor warrants that (i) Mortgagor’s (that is, “Debtor’s”) name, identity or organizational structure, organizational identification number issued by the Secretary of State of the Commonwealth of Massachusetts, and residence or principal place of business are as set forth in Exhibit B attached hereto and by this reference made a part hereof, (ii) Mortgagor (that is, “Debtor”) has been using or operating under said name, identity or organizational structure without change for the time period set forth in Exhibit B attached hereto and by this reference made a part hereof, and (iii) the location of all collateral constituting fixtures is upon the Land. Mortgagor covenants and agrees that Mortgagor will furnish Mortgagee with notice of any change in name, identity, organizational structure, residence or principal place of business within thirty (30) days of the effective date of any such change and Mortgagor will promptly execute any financing statements or other instruments deemed necessary by Mortgagee to prevent any filed financing statement from becoming misleading or losing its perfected status. The information contained in this Section 2.10 is provided in order that this Mortgage shall comply with the requirements of the Uniform Commercial Code, as enacted in the Commonwealth of Massachusetts, for instruments to be filed as financing statements. The names of the “Debtor” and the “Secured Party”, the identity or organizational structure and residence or principal place of business of “Debtor”, and the time period for which “Debtor” has been using or operating under said name and identity or organizational structure without change, are as set forth in Schedule 1 of Exhibit B attached hereto and by this reference made a part hereof; the mailing address of the “Secured Party” from which information concerning the security interest may be obtained, and the mailing address of “Debtor”, are as set forth in Schedule 2 of said Exhibit B attached hereto; and a statement indicating the types, or describing the items, of collateral is set forth in this Mortgage.

2.10.    Visitation. Mortgagor shall permit such persons as Mortgagee may reasonably designate to visit and inspect the Mortgaged Property, to examine the books, records and documents relating to the Mortgaged Property and take copies and extracts therefrom and to discuss the affairs of Mortgagor relating thereto with the officers, employees and independent accountants of Mortgagor at such times and as often as Mortgagee may reasonably request. Mortgagor hereby authorizes such officers, employees and independent accountants to discuss with Mortgagee such affairs of Mortgagor.

2.11.    Litigation Affecting Mortgaged Property. Mortgagor shall appear in and contest any action or proceeding purporting to affect the security hereof or the rights or powers of Mortgagee, and shall pay within a reasonable time after demand therefor all costs and expenses, including costs of evidence of title and attorneys’ fees, in any such action or proceeding in which Mortgagee may appear.

2.12    Indemnification. With the exception of any claim arising out of the gross negligence or willful misconduct of the Mortgagee, Mortgagee shall have no obligation or liability by reason of this Mortgage (or the liens or security interests in the Mortgaged Property granted hereby) or arising out of the Mortgaged Property, nor shall Mortgagee be required or obligated in any manner to perform or fulfill any obligations of Mortgagor with respect to the Mortgaged Property. Mortgagor hereby agrees to indemnify and defend Mortgagee against, and hold Mortgagee harmless from, all costs, fines, penalties, fees (including, without limitation, attorneys’ fees), expenses, liabilities, losses, claims and damages (collectively, “Damages”) that may at any time be asserted against or incurred by Mortgagee as a result of, or arising out of, or in any way related to or by reason of this Mortgage (or the liens or security interests in the Mortgaged Property granted hereby), the Loan Agreement or any other Loan Document or any transaction contemplated hereby or thereby, or any event or matter involving the Mortgaged Property, including any cost, fine, penalty, fee, expense, liability, loss, casualty or damage arising from or related to any Law concerning disabled individuals and including any and all claims and demands whatsoever which may be asserted against Mortgagee by reason of any alleged obligation on its part to perform or discharge any obligation with respect to the Mortgaged Property. Nothing in this Section 2.13 shall obligate Mortgagor to indemnify and defend Mortgagee against, and hold Mortgagee harmless with respect to Damages resulting from the gross negligence or willful misconduct of Mortgagee or with respect to Damages resulting solely from the act or omission of Mortgagee occurring after the foreclosure of the Mortgage or the acceptance by Mortgagee of a deed in lieu thereof.

2.13.    Actions by Mortgagee to Preserve Mortgaged Property. If Mortgagor shall fail to (a) effect, maintain and keep in force the insurance required under the provisions of Section 2.04, (b) make the payments required by Section 2.07 or (c) pay, perform or observe any of the other obligations required by this Mortgage or any other Loan Document to be paid, performed or observed by Mortgagor, then Mortgagee may effect, maintain, keep in force, pay, perform or observe the same. In connection therewith, Mortgagee shall have the right, but not the obligation, (i) to enter upon and take possession of the Mortgaged Property; (ii) to make such additions, alterations, repairs and improvements to the Mortgaged Property as Mortgagee may reasonably consider necessary or proper to keep the same in good condition and repair; (iii) to appear and participate in any action or proceeding affecting or which may affect the security hereof or thereof or the rights or powers of Mortgagee hereunder or thereunder; (iv) to contest or compromise any lien, encumbrance or charge which in the judgment of Mortgagee may affect the security of this Mortgage or any other Loan Document, or to discharge the same, either by paying the amount claimed to be due or depositing in court a bond for the amount claimed or otherwise giving security for such claim, or in such other manner as is or may be prescribed by law; and (v) in exercising such powers, to pay necessary expenses including the fees and expenses of attorneys and all necessary or desirable consultants. All sums so expended by Mortgagee or expended to sustain the lien or estate or security interest created by this Mortgage or any other Loan Document or the priority hereof or thereof, or to protect or enforce any of the rights of Mortgagee under the terms of this Mortgage or any other Loan Document, or to recover or enforce any of the Secured Obligations or otherwise to secure the performance of any obligation of Mortgagor under this Mortgage or any other Loan Document, shall be paid by Mortgagor within five (5) days after demand by Mortgagee with interest at the Base Rate (as defined in the Note) unless not paid within fifteen (15) days after notice, at which time interest shall begin to accrue at the Default Rate (as defined in the Note) until paid. In any action or proceeding to foreclose this Mortgage, or to recover, collect or enforce the Secured Obligations, the provisions of law respecting the recovery of costs, disbursements and allowances shall prevail unaffected by this covenant.

2.14. Estoppel Certificates. Mortgagor, within fifteen (15) days after notice from Mortgagee, shall furnish to Mortgagee a statement stating the amount of the Secured Obligations and stating whether any offsets or defenses exist against the Secured Obligations.

2.15.    Payment and Performance of Secured Obligations. Mortgagor shall pay and perform or cause to be paid or performed all of the Secured Obligations and shall comply with all the terms and covenants of the Loan Documents.

ARTICLE III

NEGATIVE COVENANTS

Mortgagor covenants to Mortgagee as follows:

3.01.    Transfers; Liens; Leases. Mortgagor shall not create, permit to accrue or suffer to exist any assignment, mortgage, lien, security interest, pledge, conditional sale or other title retention agreement, encumbrance or charge of, in, to or upon the Mortgaged Property, other than Permitted Encumbrances. Mortgagor shall not, without the prior written consent of Mortgagee, lease, sell, convey, transfer, option, dispose or lease any of the Mortgaged Property. Mortgagor agrees that it will not unreasonably withhold or delay its consent to underground utility easements or similar matters of title which, in Mortgagee’s judgment will not adversely affect the use or marketability of the Mortgaged Property.

3.02.    Modifications to Property Restrictions. Mortgagor shall not initiate, join in or consent to any change in any private covenant, zoning ordinance or other public or private restriction which would detract from or limit the value or utility of the Mortgaged Property.

3.03.    Hazardous Substances. Except as disclosed in the Report, to the extent disclosed in the Report, Mortgagor shall not (a) cause, permit or allow the deposit or creation of, or permit the existence of, any Hazardous Substances at, on, in, about or under the Mortgaged Property except to the extent commonly used in the permitted day to day operations of the Property, and, in all such cases, always in full compliance with all Environmental Laws and prudent environmental management practices (“Permitted Substances”); (b) use, permit or allow the use of Hazardous Substances (other than Permitted Substances) at, on, in, about or under the Mortgaged Property; or (c) cause, permit or allow the release or threatened release of any Hazardous Substances at, on, in, under, about or from the Mortgaged Property.

3.04.    Indebtedness. Mortgagor shall not at any time create, incur, assume or suffer to exist any indebtedness, except (a) indebtedness included in the Secured Obligations, (b) accounts payable to trade creditors arising out of purchases of goods or services in the ordinary course of the business of owning and operating the Mortgaged Property, and (c) indebtedness for real estate taxes and assessments to the extent the same directly relate to this Mortgaged Property and are not yet due and payable.

ARTICLE IV

EVENTS OF DEFAULT; REMEDIES

4.01.    Events of Default. An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of law) subject to any applicable grace or notice provisions:

(a)       Mortgagor shall fail to pay when due any installment of principal of the Note within fifteen (15) days of when due; or

(b)       Mortgagor shall fail to pay within fifteen (15) days of when due interest on the Note or any other amount due hereunder or under the Note, or any other Loan Document; or

(c)       Any material representation or material warranty made by Mortgagor, under this Mortgage or any other Loan Document or any statement made by Mortgagor, in any financial statement, certificate, report, exhibit or document now or hereafter furnished by Mortgagor to Mortgagee pursuant to or in connection with this

Mortgage or any other Loan Document shall prove to have been false or misleading in any material and adverse respect as of the time when made (including by omission of material information necessary to make such representation, warranty or statement not misleading); or

(d)       Mortgagor shall default in the performance or observance of any covenant contained herein Sections 2.03 or 2.04 or in Article III; or

(e)       Mortgagor shall default in the performance or observance of any covenant, agreement or duty under the Note or any other Loan Document beyond any period of grace with respect thereto; or

(f)        (i) An Event of Default set forth in any other Loan Document shall occur or (ii) the Mortgagee determines that a breach or default of Mortgagor’s obligations under the Existing Leases has occurred, and Mortgagor fails to cure such breach or default to the satisfaction of Mortgagee within the thirty (30) day period following such assertion or determination.

(g)       Mortgagor (i) shall default in any payment of any obligation (or set of related obligations) in respect of recourse indebtedness, with respect to Mortgagor, beyond any period of grace with respect thereto or, if such obligation or obligations is or are payable or repayable on demand, shall fail to pay or repay such obligation or obligations when demanded or (ii) shall default in the observance of any covenant, term or condition contained in any agreement or instrument by which such obligation or obligations is or are created, secured or evidenced if the effect of such default is to cause, or to permit the holder or holders of such obligation or obligations (or a trustee or agent on behalf of such holder or holders) to cause, all or part of such obligation or obligations to become due before its or their otherwise stated maturity; or

(h)       One or more unsatisfied final judgments for the payment of money shall have been entered against Mortgagor; or

(i)        A writ or warrant of attachment, garnishment, execution, distraint or similar process shall have been issued against Mortgagor, which shall have remained undischarged and unstayed for a period of twenty (20) consecutive days; or

(j)        Except as otherwise expressly permitted hereunder or under any other Loan Document, Mortgagor shall sell or otherwise convey, encumber, pledge, suffer any levy or attachment on, or transfer the Mortgaged Property or any part thereof, or any interest in Mortgagor (including any interest in the profits and/or losses of Mortgagor); or

(k)	A proceeding shall have been instituted in respect of Mortgagor

(i)        seeking to have an order for relief entered in respect of Mortgagor, or seeking a declaration or entailing a finding that Mortgagor, is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to Mortgagor, its assets or its debts under any law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar law now or hereafter in effect, or if an involuntary proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days; or

(ii)      seeking appointment of a receiver, trustee, custodian, liquidator, assignee, sequestrator or other similar official for Mortgagor, or for all or any substantial part of its property, and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or if an involuntary proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days; or

(l)        Mortgagor shall become insolvent, shall become generally unable to pay its debts as they become due, shall make a general assignment for the benefit of creditors, shall institute a proceeding described in Section 4.01(l)(i) or shall consent to any such order for relief, declaration, finding or relief described therein, shall institute a proceeding described in Section 4.01 (l)(ii) or shall consent to any such appointment or to the taking of possession by any such official of all or any substantial part of its property whether or not any such proceeding is instituted, shall dissolve, wind-up or liquidate itself or any substantial part of its property, or shall take any action in furtherance of any of the foregoing; or

(m)      Mortgagor shall default in the performance or observance of any other covenant, agreement or duty under this Mortgage and such default shall have continued for a period of thirty days after written notice thereof to Mortgagor; provided the aforesaid thirty-day grace period shall be extended for a reasonable period of time (not to exceed an additional thirty (30) days for a maximum grace period of sixty days in the aggregate) with respect to any breach by the Mortgagor which by its nature cannot be cured by the application of due diligence within said initial thirty-day period, so long as the Mortgagor commences such cure within such initial thirty-day period and thereafter diligently prosecutes the same to completion.

4.02.	Remedies.

(a)       Primary Remedies. If an Event of Default shall occur, Mortgagee may (x) by notice to Mortgagor declare the Secured Obligations immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; provided, however, that, in the case of an

Event of Default specified in subsections (k) or (l) of Section 4.01, the Secured Obligations shall automatically become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and/or (y) exercise any other right, power or remedy available to it at law or in equity, hereunder or under any other Loan Document without demand, protest or notice of any kind, all of which are hereby expressly waived, except such as is expressly required hereby or by such other Loan Document. Without limiting the generality of the foregoing, Mortgagee may:

(i)	exercise the STATUTORY POWER OF SALE (to the extent available under applicable law);

(ii)

exercise the right to foreclose this Mortgage by instituting a foreclosure suit in any court having jurisdiction and to exercise any other rights of foreclosure or powers of sale provided for under law;

(iii)

enter and take possession of the Mortgaged Property or any part thereof, exclude Mortgagor and all persons claiming under Mortgagor wholly or partly therefrom except to the extent of allowing Mortgagor to collect and remove all of personal property used in the operation of the business conducted on or in the Mortgaged Property, and operate, use, manage and control the same, or cause the same to be operated by a person selected by Mortgagee, either in the name of Mortgagor or otherwise, and upon such entry, from time to time, at the expense of Mortgagor and of the Mortgaged Property, make all such repairs, replacements, alterations, additions or improvements thereto as Mortgagee may deem proper, and collect and receive the rents, revenues, issues, profits, royalties, income and benefits thereof and apply the same to the payment of all expenses which Mortgagee may be authorized to incur under the provisions of this Mortgage and applicable law, the remainder to be applied to the payment, performance and discharge of the Secured Obligations in such order as Mortgagee may determine until the same have been paid in full;

(iv)

sell the Mortgaged Property to the highest bidder or bidders at public auction at a sale or sales held at such place or places and time or times and upon such notice and otherwise in such manner as may be required by law, or in the absence of any such requirement, as Mortgagee may deem appropriate, and from time to time adjourn such sale by announcement at the time and place specified for such sale or for such adjourned sale or sales without further notice except such as may be required by law;

(v)

take all steps to protect and enforce the rights of Mortgagee under this Mortgage by suit for specific performance of any covenant herein contained, or in aid of the execution of any power herein granted or for the enforcement of any other rights; and/or

(vi)

exercise any or all of the rights and remedies available to a secured party under the UCC, including the right to (A) enter the Mortgaged Property and take possession of the Equipment without demand or notice and without prior judicial hearing or legal proceedings, which Mortgagor hereby expressly waives, (B) require Mortgagor to assemble the Equipment, or any portion thereof, and make it available to Mortgagee at a place or places designated by Mortgagee and reasonably convenient to both parties and (C) sell all or any portion of the Equipment at public or private sale, without prior notice to Mortgagor except as otherwise required by law (and if notice is required by law, after ten days’ prior written notice), at such place or places and at such time or times and in such manner and upon such terms, whether for cash or on credit, as Mortgagee in its sole discretion may determine. As to any property subject to Article 9 of the UCC included in the Mortgaged Property, Mortgagee may proceed under the UCC or proceed as to both real and personal property in accordance with the provisions of this Mortgage and the rights and remedies that Mortgagee may have at law or in equity, in respect of real property, and treat both the real and personal property included in the Mortgaged Property as one parcel or package of security and any notice required under Article 9 of the UCC shall be fully satisfied by the notice given in execution of the STATUTORY POWER OF SALE with respect to the real property or any part thereof Mortgagor shall have the burden of proving that any sale pursuant to this Section 4.02(a) or pursuant to the UCC was conducted in a commercially unreasonable manner.

(b)       Receiver. If an Event of Default shall occur, Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Mortgaged

Property and the rents, revenues, issues, profits, royalties, income and benefits thereof, without notice or demand, and without regard to the adequacy of the security for the Secured Obligations or the solvency of Mortgagor.

(c)       Environmental Site Assessments. If (i) an Event of Default shall occur, (ii) required by any applicable law, rule or regulation, or (iii) after notice to Mortgagor, Mortgagee reasonably believes there exists on the Mortgaged Property any environmental condition which could result in any liability, cost or expense to the owner or occupier of the Mortgaged Property, Mortgagor shall permit such persons as Mortgagee may reasonably designate (“Site Reviewers”) to visit the Mortgaged Property and perform environmental site investigations and assessments (“Site Assessments”) on the Mortgaged Property for the purpose of determining whether there exists on the Mortgaged Property any environmental condition which could result in any liability, cost or expense to the owner or occupier of the Mortgaged Property. Such Site Assessments may include both above and below the ground testing for environmental damage or the presence of Hazardous Substances on the Mortgaged Property and such other tests on the Mortgaged Property as may be necessary to conduct the Site Assessments in the opinion of the Site Reviewers. Mortgagor will supply to the Site Reviewers such historical and operational information regarding the Mortgaged Property as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The cost of performing all Site Assessments shall be paid by Mortgagor within fifteen days after demand by Mortgagee and, if such cost remains unpaid following the expiration of such fifteen day period, with interest at the Default Rate until paid.

(d)       Right of Set-Off. If an Event of Default shall occur, Mortgagee and the holder of any participation in the Note shall have the right, in addition to all other rights and remedies available to it, to set-off against and to appropriate and apply to the unpaid balance of the Note and all other obligations of Mortgagor hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, Mortgagor by Mortgagee or such holder, including all funds in all deposit accounts (general or special) now or hereafter maintained by Mortgagor with Mortgagee or such holder. Such right shall exist whether or not Mortgagee or any such holder shall have made any demand under the Note or any such participation or any other Loan Document and whether or not the Note or such participation or such other obligations are matured or unmatured. Mortgagor hereby confirms the foregoing arrangements and each such holder’s and the Mortgagee’s right of banker’s lien and set-off and nothing in this Mortgage or any other Loan Document shall be deemed any waiver or prohibition of any such holder’s or of the Mortgagee’s right of banker’s lien or set-off.

(e)       Sales by Parcels. In any sale made under or by virtue of this Mortgage or pursuant to any judgment or decree of court, the Mortgaged Property may be sold in one or more parts or parcels or as an entirety and in such order as

Mortgagee may elect, without regard to the right of Mortgagor, or any person claiming under it, to the marshaling of assets.

(f)        Effect of Sale. To the extent permitted by applicable law, the purchaser at any sale made under or by virtue of this Mortgage or pursuant to any judgment or decree of court shall take title to the Mortgaged Property or the part thereof so sold free and discharged of the estate of Mortgagor therein, the purchaser being hereby discharged from all liability to see to the application of the purchase money. Any person, including Mortgagee, may purchase at any such sale. Nevertheless, Mortgagor shall ratify and confirm, or cause to be ratified and confirmed, any such sale or sales by executing and delivering, or by causing to be executed and delivered, to Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of Mortgagee, for the purpose, and as may be designated, in such request. Any sale or sales made under or by virtue of this Mortgage, to the extent not prohibited by law, shall operate to divest all the estate, right, title, interest, property, claim and demand whatsoever, whether at law or in equity, of Mortgagor in, to and under the Mortgaged Property, or any portions thereof so sold, and shall be a perpetual bar both at law and in equity against Mortgagor, its successors and assigns, and against any and all persons claiming or who may claim the same, or any part thereof, by, through or under Mortgagor, or its successors or assigns. The powers and agency herein granted are coupled with an interest and are irrevocable.

(g)       Eviction of Mortgagor After Sale. If Mortgagor fails or refuses to surrender possession of the Mortgaged Property after any foreclosure or sale thereof, Mortgagor shall be subject to eviction or ejectment by any legal means.

(h)       Insurance Policies. In the event of a foreclosure sale pursuant to this Mortgage or other transfer of title or assignment of the Mortgaged Property in extinguishment, in whole or in part, of the Secured Obligations, all right, title and interest of Mortgagor in and to all policies of insurance required under the provisions of Section 2.04 shall inure to the benefit of and pass to the successor in interest of Mortgagor or the purchaser or grantee of the Mortgaged Property or any part thereof so transferred.

4.03.    Application of Proceeds. The proceeds of any sale made either under the power of sale hereby given or under a judgment, order or decree made in any action to foreclose or to enforce this Mortgage, shall be applied:

(a)       first to the payment of (i) all costs and expenses of such sale, including reasonable attorneys’ fees, appraisers’ fees and costs of procuring title searches, title insurance policies and similar items and (ii) all charges, expenses and advances incurred or made by Mortgagee in order to protect the lien or estate created by this Mortgage or the security afforded hereby including any expenses of entering, taking possession of and operating the Mortgaged Property;

(b)       then to the payment of any other Secured Obligations in such order as Mortgagee may determine until the same have been paid in full; and

(c)       any balance thereof shall be paid to Mortgagor, or to whosoever shall be legally entitled thereto, or as a court of competent jurisdiction may direct.

4.04.    Right to Sue Without Prejudice. If an Event of Default shall occur, Mortgagee shall have the right from time to time to sue for any sums required to be paid by Mortgagor under the terms of this Mortgage as the same respectively become due, without regard to whether or not the Secured Obligations shall be due and without prejudice to the right of Mortgagee thereafter to bring any action or proceeding of foreclosure or otherwise, or to take other action, in respect of any Event of Default existing at the time such earlier action or proceeding was commenced.

4.05.    Power to Modify Documents. Subject to the provisions of Section 5.04 hereof, Mortgagee may at any time or from time to time renew or extend this Mortgage or any other Loan Document or amend or modify the same in any way, or waive any of the terms, covenants or conditions hereof or thereof in whole or in part, and may release any portion of the Mortgaged Property or any other security, and grant such extensions and indulgences in relation to the Secured Obligations as Mortgagee may determine, with the consent of any junior lien or encumbrancer and with an obligation to give written notice to Mortgagor in manner so as to not affect the priority of the lien or security interest of this Mortgage on or in any part of the Mortgaged Property. Mortgagee may at any time or from time to time subordinate the lien or security interest of this Mortgage to any lease of space in the Improvements or any other agreement with respect to the occupancy or use of any part of the Mortgaged Property, or to any easement, restrictive covenant or other encumbrance on any part of the Mortgaged Property, or to any other lien on or security interest in any part of the Mortgaged Property, or to any other interest of any person in or to any part of the Mortgaged Property, in each case without the agreement or consent of Mortgagor or of the tenant or other party holding the interest to which the lien or security interest hereof is being subordinated or of any other person having a right or interest in any of the Mortgaged Property, without any obligation to give notice of any kind to any person, and without in any manner affecting (except to the extent specifically provided in the instrument effecting such subordination or by law) the priority of the lien or security interest of this Mortgage on or in any part of the Mortgaged Property.

4.06.	Remedies Cumulative.

(a)       Generally. No right or remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other right or remedy, and each and every such right and remedy shall be cumulative and in addition to any other right or remedy of Mortgagee under the Loan Documents or this Mortgage, or at law or in equity. The failure of Mortgagee to insist at any time upon the strict observance or performance of any of the provisions of this Mortgage, or to exercise any right or remedy provided for herein or in the Loan Documents, shall not impair any such right or remedy nor be construed as a waiver or relinquishment thereof. Every right and remedy given by this Mortgage or the Loan Documents to Mortgagee, or to which Mortgagee may otherwise be entitled, may be exercised from time to time and as often as may be deemed expedient by Mortgagee, and no remedy shall be exhausted by the exercise thereof. Mortgagee may pursue inconsistent remedies.

(b)       Other Security. Mortgagee shall be entitled to enforce payment and performance of any Secured Obligations and to exercise all rights and powers under the Loan Documents or this Mortgage, or at law or in equity, notwithstanding that such Secured Obligations may now or hereafter be otherwise secured. Neither the acceptance of this Mortgage nor its enforcement shall prejudice or in any manner affect Mortgagee’s right to realize upon or enforce any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee in its sole discretion may determine.

4.07.    Waiver of Stay, Extension, Moratorium Laws. To the extent enforceable under applicable law, Mortgagor shall not at any time (a) insist upon, plead or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium Law or (b) claim, take or insist upon any benefit or advantage of any present or future Law providing for the valuation or appraisal of the Mortgaged Property prior to any sale or sales thereof which may be made under or by virtue of the provisions of Section 4.02; and Mortgagor hereby waives all benefit or advantage of any such Law or Laws. To the extent enforceable under applicable law, Mortgagor, for itself and all who may claim under it, hereby waives any and all notice or notices of seizure, and all right to have the Mortgaged Property marshaled upon any foreclosure hereof. Mortgagee shall not be obligated to pursue or exhaust its rights or remedies as against any part of the Mortgaged Property before proceeding against any other part thereof and, to the extent enforceable under applicable law, Mortgagor hereby waives any right or claim of right to have Mortgagee proceed in any particular order. To the extent enforceable under applicable law, Mortgagor hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Mortgagee under this Mortgage.

ARTICLE V

MISCELLANEOUS

5.01.	Security and Priority of Advances.

(a)       Loan Advances. This Mortgage secures, and the Secured Obligations include, future advances. All advances and indebtedness arising and accruing from time to time under the Loan Documents shall be secured hereby to the same extent as though the Loan Documents were fully incorporated in this Mortgage. Under the Loan Documents advances shall be made and indebtedness shall be incurred from time to time hereafter, but each such advance or indebtedness shall be secured hereby as if made on the date hereof.

(b)       Other Advances. This Mortgage secures, and the Secured Obligations include, (i) all advances made by Mortgagee with respect to any of the Mortgaged Property for the payment of Impositions, maintenance charges, insurance premiums or costs incurred for the protection of any of the Mortgaged Property or the lien of this Mortgage, and (ii) all expenses incurred by Mortgagee by reason of an Event of Default hereunder.

5.02.    Changes in Tax Law. In the event of the passage after the date of this Mortgage of any Law deducting from the value of the Mortgaged Property, for the purpose of taxation, any lien thereon, or changing in any way the Laws now in force for the taxation of mortgages, or debts secured thereby, for state or local purposes, or the manner of the operation of any such taxes so as to affect the interest of Mortgagee, then and in such event, Mortgagor shall bear and pay the full amount of such taxes, provided that if for any reason payment by Mortgagor of any such new or additional taxes would be unlawful (including under the laws of usury) Mortgagee may pay that amount or portion of such taxes as would be unlawful to require Mortgagor to pay, in which event Mortgagor shall concurrently therewith pay the balance of said taxes.

5.03.	Further Assurances.

(a)       Generally. From time to time upon the request of Mortgagee, Mortgagor shall promptly and duly execute, acknowledge and deliver any and all such further instruments and documents as Mortgagee may deem necessary or desirable to confirm this Mortgage, to carry out the purpose and intent hereof, or to enable Mortgagee to enforce any of its rights hereunder.

(b)       Filings. Mortgagor immediately upon the execution and delivery of this Mortgage, and thereafter from time to time, shall cause this Mortgage, any supplements hereto, any financing statements and each instrument of further assurance to be filed, registered or recorded and refiled, reregistered or rerecorded in such manner and in such places as may be required by any present or future Law in order to publish notice of and perfect the lien and security interest or estate created by this Mortgage on or in the Mortgaged Property, and shall pay all fees and costs in connection therewith.

5.04.    Amendments, Waivers. This Mortgage cannot be amended, modified, waived, changed, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of such amendment, modification, waiver, change, discharge or termination is sought.

5.05.    No Implied Waiver. No course of dealing and no delay or failure of Mortgagee in exercising any right, power or privilege under this Mortgage, the Note or any other Loan Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege.

5.06.    Notices. All notices, requests, demands, directions and other communications (collectively “notices”) under the provisions of this Mortgage or the Note shall be in writing (including telexed communication) unless otherwise expressly permitted hereunder or thereunder and shall be sent by first-class or first-class express mail, or by telex or fax with confirmation in writing mailed first-class, in all cases with charges prepaid, and any such properly given notice shall be effective when received or tendered for receipt. All notices shall be sent to the applicable party at its address stated in Schedule 2 of Exhibit B hereof or in accordance with the last unrevoked written direction from such party to the other party hereto. A copy of any notice sent to Mortgagor shall be sent to Patricia Davis, Esq., General Counsel of Palomar Medical Technologies, Inc., 82 Cambridge Street, Burlington, Massachusetts 01803. A copy of any notice sent to Mortgagee shall be sent to James H. Lerner, Esq., Goulston & Storrs, P.C., 400 Atlantic Avenue, Boston, Massachusetts 02110-3333. Mortgagee may rely on any notice (including telephoned communication) purportedly made by or on behalf of Mortgagor, and shall have no duty to verify the identity or authority of the person giving such notice.

5.07.    Expenses; Taxes; Attorneys’ Fees. Mortgagor agrees to pay or cause to be paid and to save Mortgagee harmless against liability for the payment of all reasonable out-of-pocket expenses, including fees and expenses of counsel for Mortgagee, incurred by Mortgagee from time to time (a) arising in connection with the preparation, execution, delivery and performance of this Mortgage, the Note, the Guaranty and the other Loan Documents, (b) relating to any requested amendments, waivers or consents to this Mortgage, the Note or any other Loan Document or (c) arising in connection with Mortgagee’s enforcement or preservation of rights under this Mortgage, the Note, the Guaranty or any other Loan Documents, including such expenses as may be incurred by Mortgagee in the collection of the Note, the Guaranty or the realization of security given for the Note or the Guaranty. Mortgagor agrees to pay or cause to be paid and to save Mortgagee harmless against liability for the payment of all fees and costs for appraisals and reappraisals required by Mortgagee from time to time in connection with the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989 (as heretofore or hereafter amended), and in connection with any foreclosure hereof. Mortgagor agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter reasonably determined by Mortgagee to be payable in connection with this Mortgage, the Note or any other Loan Documents, and Mortgagor agrees to save Mortgagee harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions. Mortgagor agrees to pay and to save Mortgagee harmless against liability for the payment of all reasonable out-of-pocket expenses incurred by Mortgagee in connection with its review of any repair, replacement, alteration, improvement or restoration to the Mortgaged Property in connection with the requirements of Sections 2.02, 2.03 and 2.06, including the fees and expenses of counsel for Mortgagee and of any architect engaged by Mortgagee to review plans and specifications, inspect work or provide advice with respect to determinations to be made by Mortgagee in connection therewith. In the event of a determination adversely to

Mortgagor of any action at law or suit in equity in relation to this Mortgage, the Note or any other Loan Document, Mortgagor will pay, in addition to all other sums which Mortgagor may be required to pay, a reasonable sum for attorneys’ fees incurred by Mortgagee in connection with such action or suit. All amounts payable by Mortgagor under this Section 5.07 shall be paid within fifteen (15) days after demand by Mortgagee with interest at the Default Rate accruing after such fifteen (15) day period until paid.

5.08.    Assignment of Leases. Concurrently herewith, Mortgagor has executed and delivered to Mortgagee by separate instrument an Assignment of Leases and Rents dated as of the date hereof and to be recorded, pursuant to which Mortgagor has assigned to Mortgagee all of its right, title and interest in and to all leases of space in the Improvements, including all rents from such leases, all as therein more specifically set forth, which Assignment of Leases and Rents is incorporated herein by reference as fully and with the same effect as if set forth herein at length.

5.09.    Jurisdiction: Etc. Mortgagor irrevocably (a) agrees that Mortgagee, may bring suit, action or other legal proceedings arising out of this Mortgage (other than those brought for the foreclosure or other realization on the real property security granted hereby), the Note or any other Loan Document, or the transactions contemplated hereby or thereby, in the courts of the Commonwealth of Massachusetts or the courts of the United States for the District of Massachusetts; (b) consents to the jurisdiction of each such court in any such suit, action or proceeding; (c) waives any objection which Mortgagor may have to the laying of the venue of any such suit, action or proceeding in any of such courts; and (d) waives any right it may have to a jury trial in connection with any suit, action or proceeding arising out of this Mortgage, the Note or any other Loan Document or the transactions contemplated hereby or thereby.

5.10.    Interpretation. Unless the context otherwise requires, (a) the term “person” means an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), governmental authority or agency, or any other entity, (b) any reference in this Mortgage to “Mortgagor,” “Mortgagee” or any other entity shall include its successors and assigns, (c) any reference to an Article or Section shall refer to the specified Article or Section of this Mortgage, (d) words importing the singular number include the plural number, and vice versa, (e) the terms “hereof’, “hereby”, “hereto”, “hereunder” and. similar terms refer to this entire Mortgage, (f) the term “including” shall mean “including without limitation”, and (g) any reference to the Mortgaged Property shall refer to the Mortgaged Property or any part thereof or any estate or interest therein. The captions or headings at the beginning of each Article and Section hereof are for the convenience of the parties and are not a part of this Mortgage.

5.11.    Invalidity of Certain Provisions. If the security interest, lien or estate created by this Mortgage is invalid or unenforceable as to any part of the Secured Obligations, or as to any part of the Mortgaged Property, the unsecured or partially secured portion thereof shall be completely paid prior to the payment of the remaining and secured or partially secured portion thereof, and all payments made thereon, whether voluntary or pursuant to foreclosure sale or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion thereof which is not secured or fully secured by this Mortgage.

5.12.    Severability. If any term or provision of this Mortgage or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Mortgage, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Mortgage shall be valid and enforceable to the fullest extent permitted by law.

5.13.    Governing Law. This Mortgage has been negotiated, delivered and executed in the Commonwealth of Massachusetts and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts (regardless of conflicts of law rules) to the maximum extent permitted by law.

5.14.    Time of Essence; Duration; Survival. Time is of the essence with respect to all of Mortgagor’s obligations under this Mortgage and the other Loan Documents. All representations and warranties of Mortgagor contained herein or in any other Loan Document or made in connection herewith or therewith shall survive the making of and shall not be waived by the execution and delivery of this Mortgage or the other Loan Documents, any investigation by Mortgagee or the making of any loan advance under the Loan Agreement. All covenants and agreements of Mortgagor contained herein or in any other Loan Document shall continue in full force and effect from and after the date hereof until payment in full of the Secured Obligations. Without limitation and subject to the provisions of Section 2.13 herein, it is understood that all obligations of Mortgagor to make payments to or indemnify Mortgagee shall survive the payment in full of the principal of and interest on the Note.

5.15.    Successors and Assigns. This Mortgage shall run with the Land and shall apply to, inure to the benefit of and bind each of the parties hereto and their respective successors and assigns.

5.16.    Usury. This Mortgage, the Note and the other Loan Documents are subject to the express condition that at no time shall Mortgagor be obligated or required to pay interest on the principal balance due under the Note or discounts, fees, consideration or other charges due under or in connection with any of the other Loan Documents at a rate which could subject the Mortgagee to either civil or criminal liability as a result of being in excess of the maximum rate which Mortgagor is permitted by law to contract or agree to pay. If, by the terms of any of the Loan Documents, such amounts as Mortgagor is obligated to pay result in a rate in excess of such maximum rate, such resulting rate shall be deemed to be immediately reduced ab initio to such maximum rate and all prior amounts received in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note.

5.17. JURISDICTION AND VENUE: WAIVER OF JURY TRIAL. MORTGAGOR AND MORTGAGEE HEREBY ACKNOWLEDGE THAT THE TRANSACTIONS EVIDENCED HEREBY ARE COMMERCIAL TRANSACTIONS. MORTGAGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMIT TO PERSONAL JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS MORTGAGE, AND (B) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO OBJECT TO JURISDICTION WITHIN SUCH STATE AND (II) TO THE RIGHT, IF ANY, TO CLAIM OR RECOVER ANY SPECIAL EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN ACTUAL DAMAGES. MORTGAGOR AND MORTGAGEE AGREE THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO A PARTY AT THE ADDRESS SET FORTH ABOVE FOR NOTICES, AND SERVICE SO MADE SHALL BE COMPLETE THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN TENDERED FOR RECEIPT ON A BUSINESS DAY. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT MORTGAGEE FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST MORTGAGOR AND ANY PROPERTY OF MORTGAGOR IN ANY OTHER STATE. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY STATE SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT, AS SET FORTH HEREIN AND SUBJECT TO THE LIMITATIONS SET FORTH IN SECTION 5.13 HEREOF, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF MORTGAGOR AND MORTGAGEE HEREUNDER OR THE SUBMISSION HEREIN MADE BY MORTGAGOR TO PERSONAL JURISDICTION WITHIN SUCH STATE. MORTGAGOR AND MORTGAGEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY JURISDICTION AND IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF, THIS MORTGAGE, THE NOTE OR ANY CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN MORTGAGOR AND MORTGAGEE. THIS WAIVER OF JURY TRIAL SHALL BE EFFECTIVE FOR THE NOTE, THIS MORTGAGE AND EACH AND EVERY OTHER DOCUMENT EXECUTED BY MORTGAGOR OR MORTGAGEE IN CONNECTION THEREWITH AND DELIVERED TO MORTGAGEE OR MORTGAGOR, AS THE CASE MAY BE, WHETHER OR NOT SUCH DOCUMENT SHALL CONTAIN A WAIVER OF JURY TRIAL. MORTGAGOR AND MORTGAGEE FURTHER CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

5.18 Defined Terms. Certain capitalized terms used herein and not defined herein shall have the meaning given to such terms in the Note.

5.19 Statutory Condition and Statutory Power of Sale. This Mortgage is upon the STATUTORY CONDITION and upon the further condition that all covenants and agreements on the part of the Mortgagor herein undertaken shall be kept and fully and seasonably performed and that no breach of any other of the conditions specified herein shall be permitted, for any breach of which conditions the Mortgagee shall have the STATUTORY POWER OF SALE.

EXECUTED AS A SEALED INSTRUMENT, in any number of counterpart copies, each of which shall be deemed to be an original for all purposes, as of the 17th day of December, 2008.

Palomar Medical Technologies, Inc., a Delaware corporation

WITNESS:

/s/ Sarah Serling	By: /s/ Paul S. Weiner
Name: Sarah Serling	Name: Paul S. Weiner
Its: CFO and Treasurer

/s/ Sarah Serling	By:/s/ Joseph P. Caruso
Name: Sarah Serling	Name: Joseph P. Caruso
Its: President

[Signature Page for Mortgage and Security Agreement]

ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS	)
)
COUNTY OF MIDDLESEX	)	December 17, 2008

On this 17th day of December, 2008, before me, the undersigned notary public, personally appeared Paul S. Weiner, the CFO and Treasurer of Palomar Medical Technologies, Inc. proved to me through satisfactory evidence of identification, which were personally known, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.

Angela Neil

Notary Public

My commission expires: July 2, 2010

COMMONWEALTH OF MASSACHUSETTS	)
)
COUNTY OF MIDDLESEX	)	December 17, 2008

On this 17th day of December, 2008, before me, the undersigned notary public, personally appeared Joseph P. Caruso, the President of Palomar Medical Technologies, Inc. proved to me through satisfactory evidence of identification, which were personally known, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.

Angela Neil

Notary Public

My commission expires: July 2, 2010

[Acknowledgment Page for Mortgage and Security Agreement]

EXHIBIT A

Legal Description

That certain parcel of land located in Burlington, County of Middlesex, Commonwealth of Massachusetts, being Proposed Lot 4A as shown on that certain plan of land entitled, “Plan of Land in Burlington, Massachusetts” prepared by Vanasse Hangen Brustlin, Inc., Date Issued: July 3, 2008, recorded with the Middlesex County (South District) Registry of Deeds as Plan No. 976 of 2008.

TOGETHER WITH the rights to pass and repass over Network Drive, and to use Network Drive for all purposes that streets and ways are commonly used in the Town of Burlington, Massachusetts, including installation and use of utilities, in common with all others lawfully entitled thereto including but not limited to rights in the Town of Burlington deriving from a Grant of Easement recorded with said Deeds in Book 28562, Page 151.

Together with and subject to the rights contained in that Declaration of Covenants and Cross Access and Easement Agreement by and among NetView 1, 2, 3, 4 and 9 LLC, NetView 5 and 6 LLC, NetView 7, 8 and 10 LLC and Bank of America, N.A., dated July 23, 2008 and recorded with said Deeds in Book 51481, Page 562, as amended by First Amendment of Declaration of Covenants and Cross Access and Easement Agreement dated November 19, 2008 and recorded with said Deeds in Book 51908, Page 397.

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EXHIBIT B

Schedule 1

(Description of “Debtor” and “Secured Party”)

A.	Debtor:

1.	Name and Identity or Organizational Structure: Palomar Medical Technologies, Inc., a Delaware corporation.

2.	The principal place of business and chief executive office of Debtor in the Commonwealth of Massachusetts is located at 82 Cambridge Street, Burlington, Massachusetts 01803.

3.	The organizational identification number: 043128178

Debtor has been using or operating under said name and identity or organizational structure without change since August 16, 1991.

B.	Secured Party: RBS CITIZENS, NATIONAL ASSOCIATION

******************************************

Schedule 2

(Notice Mailing Addresses of “Debtor” and “Secured Party”)

A.	The mailing address of Debtor is:

82 Cambridge Street
Burlington, Massachusetts 01803
Attention: Paul Weiner, CFO

B.	The mailing address of Secured Party is:

RBS CITIZENS, NATIONAL ASSOCIATION
28 State Street
Boston, Massachusetts 02109

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